EXHIBIT 99.2

For release:  August 6, 2009

Contact:  Gerald Coggin, Senior VP of Corporate Relations

Phone:  (615) 890-2020

NHC Announces Preferred and Common Dividend

MURFREESBORO, Tenn. – National HealthCare Corporation (NYSE Amex:  NHC, NHC.PR.A), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of $.20 per preferred share to shareholders of record on September 15, 2009 and payable on October 15, 2009.  The Board of Directors has also declared a quarterly cash dividend of $.26 per common share to shareholders of record on September 30, 2009 and payable on December 1, 2009.

NHC operates, through various subsidiaries, for itself and third parties, 76 long-term health care centers with 9,772 beds.  NHC also operates, through subsidiaries, 33 homecare programs, seven independent living centers and 23 assisted living centers.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties.  Other information about the company can be found on our web site at www.nhccare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.